As filed with the Securities and Exchange Commission on December 15, 2010

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TITAN PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	94-3171940
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505

South San Francisco, CA 94080

(Address of Registrant’s Principal Executive Offices)

Titan Pharmaceuticals, Inc. 1995 Stock Option Plan, as amended and restated

Titan Pharmaceuticals, Inc. 1998 Stock Option Plan

Titan Pharmaceuticals, Inc. 2001 Non-Qualified Stock Option Plan

Titan Pharmaceuticals, Inc. 2002 Stock Incentive Plan

Employment Agreement with Sunil Bhonsle

Employment Agreements with Marc Rubin

(Full Name of Plan)

Copies to:

Sunil Bhonsle, President Titan Pharmaceuticals, Inc. 400 Oyster Point Blvd. Suite 505 South San Francisco, CA 94080 (650) 244-4990	Fran Stoller, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4935 Fax: (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of common stock, par value $0.001 per share	8,370,413	$1.23	$10,295,607.99	$734.08

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an intermediate number of securities to be offered as a result of an adjustment from stock splits, stock dividends or similar events.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on average high and low price of the common stock as quoted through the Over-The-Counter Bulletin Board on December 13, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 14, 2010, the Registrant filed a Form 10 in order to re-register its securities under the Securities Exchange Act of 1934. Certain securities being registered on this Form S-8 were registered prior to the Registrant’s termination of its reporting obligations on December 15, 2008 and are included on this Form S-8 in order to re-register such securities under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Registration Statement on Form 10, filed with the Commission on January 14, 2010;

(b)	The Registrant’s Registration Statement on Form S-1, filed with the Commission on April 28, 2010;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the Commission on May 19, 2010, August 16, 2010 and November 15, 2010, respectively;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on June 16, 2010, July 23, 2010, July 27, 2010, September 28, 2010, October 13, 2010, October 26, 2010, and October 27, 2010; and

(e)	The description of the Registrant’s common stock contained in the section titled “Description of Securities” in the registrant’s registration statement on Form S-1 filed with the Commission on April 28, 2010, as amended (File No. 333-166351).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Registrant the power to indemnify.

The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

1.	any breach of the director’s duty of loyalty to the corporation or its stockholders;

2.	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3.	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

4.	any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(a)(7) of the DGCL, the Registrant’s certificate of incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

The Registrant also enters into indemnification agreements with each of its officers and directors.

In addition, the Registrant currently maintains an officers’ and directors’ liability insurance policy which insures, subject to the exclusions and limitations of the policy, the Registrant’s officers and directors against certain liabilities which might be incurred by them solely in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being Registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8. Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit No.	Description

4.1	Registration Rights Agreement dated as of December 17, 2007[1]

4.2	Registration Rights Agreement dated as of December 8, 2009[2]

4.3	Warrant to Purchase Common Stock dated December 23, 2009 issued to Oxford Finance Corporation[2]

4.4	Warrant to Purchase Common Stock dated September 27, 2010 issued to Oxford Finance Corp.[3]

5.1	Opinion of Loeb & Loeb LLP

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2	Consent of Odenberg, Ullakko, Muranishi & Co., LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature pages hereto)

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K dated December 27, 2007.
(2)	Incorporated by reference from the Registrant’s Registration Statement on Form 10 filed on January 14, 2010.
(3)	Incorporated by reference from the Registrants Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed on November 15, 2010.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on the 15th day of December 2010.

TITAN PHARMACEUTICALS, INC.

By:	/S/ SUNIL BHONSLE
Sunil Bhonsle
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sunil Bhonsle, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/S/ SUNIL BHONSLE	President and Director	December 15, 2010
Sunil Bhonsle	(Principal Executive and Principal Financial Officer)

/S/ MARC RUBIN	Chairman of the Board of Directors	December 13, 2010
Marc Rubin

/S/ VICTOR BAUER	Director	December 13, 2010
Victor Bauer

/S/ EURELIO M. CAVALIER	Director	December 15, 2010
Eurelio M. Cavalier

/S/ HUBERT E. HUCKEL	Director	December 14, 2010
Hubert E. Huckel

/S/ M. DAVID MACFARLANE	Director	December 10, 2010
M. David MacFarlane

/S/ LEY S. SMITH	Director	December 13, 2010
Ley S. Smith

/S/ BRIAN CROWLEY	Vice President Finance	December 15, 2010
Brian Crowley	(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

4.1	Registration Rights Agreement dated as of December 17, 2007[1]

4.2	Registration Rights Agreement dated as of December 8, 2009[2]

4.3	Warrant to Purchase Common Stock dated December 23, 2009 issued to Oxford Finance Corporation[2]

4.4	Warrant to Purchase Common Stock dated September 27, 2010 issued to Oxford Finance Corp.[3]

5.1	Opinion of Loeb & Loeb LLP

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2	Consent of Odenberg, Ullakko, Muranishi & Co., LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page hereto)

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K dated December 27, 2007.
(2)	Incorporated by reference from the Registrant’s Registration Statement on Form 10 filed on January 14, 2010.
(3)	Incorporated by reference from the Registrants Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed on November 15, 2010.